Exhibit 10.55
AMENDMENT
     This is an amendment to each of the following agreements (the “Agreements”) between Smith & Wesson Corp. (“S&W”) and Carl Walther GmbH (“Walther”):
1.	Agreement dated June 7, 2002, a copy of which is attached and affirmed by the parties, pursuant to which S&W manufactures and sells Walther PPK handguns (the “PPK/S Contract”);

2.	License and OEM Purchase Agreement dated effective as of November 15, 2001, as amended by Addendum dated as of January 15, 2002, and Amendment No. 1 dated December 22, 2004 (the “SW-99 Contract”).

3.	Framework Agreement dated (by S&W) February 13, 2004 pursuant to which S&W distributes Walther products (the “Framework Contract”).
For good and valuable consideration received by each of the undersigned, the undersigned hereby agree as follows:
1.	Recital. The parties wish to provide that the current term of each of the Agreements expires December 31, 2007, and that all other terms of each of the Agreements remain in effect.

2.	Amended Term. Section 3 of the PPK/S Contract, Section 17.1 of the SW-99 Contract, and Section 2(a) of the Framework Contract shall each be amended in their entirety to provide:
“Unless otherwise terminated in accordance with any other provision of this agreement, the term of this agreement shall expire December 31, 2007.”
     Notwithstanding the above, any amendment to the SW-99 Contract shall be subject to Section 23.1 of that agreement.
3.	All other provisions of the Agreements remain in effect unchanged.

Executed as of	January 12, 2006

Smith & Wesson Corp.

By	/S/ Michael F. Golden

Its	President and Chief Executive Officer

Carl Walther GmbH

By	/S/ Wulf H. Pflaumer

Its	Chairman of Advisory Board